[LOGO OF ROLL & HOLD]                                            EXHIBIT 10.3
WAREHOUSING & DISTRIBUTION  An ATS Company              935 West 175th Street
                                                      Homewood, IL 60430-2028
                                                          Tel. (708) 799-4990
                                                          FAX  (708) 799-5935
-------------------------------------------------------------------------------
                          ADDENDUM TO LEASE AGREEMENT

Commercial lease dated March 20, 1991 and amended April 1, 1995 between Sharon Rankin (Lessor) and Roll & Hold Warehousing & Distribution Corp. (Roll & Hold), (Lessee).

The agreement between Roll & Hold and S&R Management, Inc. was reached on April 1, 1995, Roll & Hold does wish to extend the lease as provided in item #Five
(5) of the April 1, 1995 Lease Agreement on the same terms and conditions contained in the lease subject however to the following changes:

1.   Commencement date:  April 1, 1996

2.   Term of lease:  Three (3) years from commencement date

3. All of warehouse Building #2 which consists of approximately 240,000 square feet.

4. Rental Rate: Roll & Hold will lease 150,000 square feet of Building #2 at the rate of twenty-five thousand dollars ($25,000.00) per month gross (base rent). This gross base rent includes real estate taxes, building insurance, common area maintenance and crane and building maintenance.

5. Additional rent will be paid during the lease term for the remaining warehouse space at a gross rental rate of .125 per square foot per month for actual square feet occupied by product. The maximum gross rent for additional space utilized may not exceed $11,250.00 per month. As agreed to, an audit of the actual warehouse space occupied by Roll & Hold product will take place by your designated personnel and our warehouse personnel on or about the 25th of each month to determine the next months applicable rent.

6. Deposit received and in the possession of lessor is twenty-five thousand dollars ($25,000.00).

7. Gross base rent will be reviewed annually and may not increase or decrease more than twenty percent (20%).

8. Roll & Hold will have the option to extend this lease for an additional three (3) year term by delivering written notice at least thirty (30) days prior to lease expiration.

9. All other terms and conditions of the original lease dated March 20, 1991 remain unmodified and in full force and effect.

If the foregoing accurately sets forth our agreement, please sign this letter below where indicated and return it to my attention at 935 W. 175th Street, Homewood, IL 60430.

Agreed this 11th day of March, 1996.



Michael Kelly                                   Sharon Rankin, Pres.
--------------------------------------------    -------------------------------
Roll & Hold Warehousing & Distribution Corp.    Sharon Rankin, President
Michael Kelly                                   S&R Management, Inc.
Chief Financial Officer

                     COMMERCIAL LEASE AND DEPOSIT RECEIPT

RECEIVED FROM: AREA TRANSPORTATION CO., hereinafter referred to as LESSEE, the sum of $27,083.34 (TWENTY SEVEN THOUSAND EIGHTY THREE AND 34/100-------DOLLARS), evidenced by check, as a deposit which, upon acceptance of this lease, shall belong to Lessor and shall be applied as follows:


                                                                RECEIVED              PAYABLE PRIOR TO OCCUPANCY
                                                                --------              --------------------------
Rent for the period from April 1, 1991 to May 1, 1991       $                         $  13,541.67
 Security deposit Parcel 1                                  $                         $  13,541.67
 Security deposit Parcel 2                                  $                         $  13,541.67 (Due 10/1/91)
 Other                                                      $                         $
 TOTAL                                                      $                         $

In the event that this lease is not accepted by the Lessor within 10 business days, the total deposit received shall be refunded. Lessee hereby offers to lease from Lessor the premises situated in the City of Hammond, County of Lake, State of Indiana, described as 1745-165th St. and more particularly described on Exhibit "A", 101,007 sq. ft. of Building #2 Warehouse space and on Exhibit "B" adjacent outside storage and parking space, following TERMS and CONDITIONS:
1. PARCEL #1: Term shall commence on April 1, 1991, and expire on March 31,
1992.
   PARCEL #2: Term shall commence on October 1, 1991, and expire on March 31, 1992.
2. RENT:   A late charge of $25.00 per day will be assessed after the third day of each month & continue until receipt of late payments. All rents shall be paid to Owner or his authorized agent, at the following address: R & R Industrial Park, 4400 Homerlee Ave. Suite A, East Chicago, Indiana 46312, or
at such other places as may be designated by Owner.
3. USE:   The premises are to be used for the operation of storage, handling and processing of steel products and for no other purpose, without prior written consent of Lessor.
4. USES PROHIBITED:   Lessee shall not use any portion of the premises other
than those specified hereinabove, and no use shall be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering property. Lessee shall not conduct or permit any sale by auction on premises.
5. ASSIGNMENT AND SUBLETTING:   Lessee shall not assign this lease or sublet
any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.
6. ORDINANCES AND STATUTES:   Lessee shall comply with all statutes, ordinances
and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises.
7. MAINTENANCE, REPAIRS, ALTERATIONS:   Lessee acknowledges that the premises
are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, including overhead doors, structural foundations, interior siding walls, and warehouse concrete flooring. Lessee shall also maintain in good condition such portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor. No improvement or alteration of the premises shall be made without the prior written consent of the Lessor. Prior to the commencement of any substantial repair, improvement, or alteration, Lessee shall give Lessor at least 2 days written notice in order that Lessor may post appropriate notices to avoid any liability for liens. Lessee shall not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.
8. ENTRY AND INSPECTION:   Lessee shall permit Lessor or Lessor's agent to enter
upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty
(60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.
9. INDEMNIFICATION OF LESSOR:   Lessor shall not be liable for any damage or
injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, caused by the negligence or willful misconduct of Lessee.
10. POSSESSION:   If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee's only remedy may be to terminate lease if possession is not delivered within 10 days of commencement of term hereof.
11. INSURANCE:   Lessee, at this expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows: Lessor shall not be liable for damages by any visitor to premises. Lessee shall furnish public liability and property damage insurance 500,000/500,000 to Lessor. Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured.
The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.
12. UTILITIES:   Lessee agrees that he shall be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the premises.
13. SIGNS:   Lessor reserves the exclusive right to the roof, side and rear of the Premises. Lessee shall not construct any projecting sign or awning without the prior written consent of Lessor which consent shall not be unreasonably withheld.
14. ABANDONMENT OF PREMISES:   Lessee shall not vacate or abandon the premises
at any time during the term hereof, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the premises shall be deemed to be abandoned, at the option of the Lessor.
15. CONDEMNATION:   If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided however, that Lessor may at his option, terminate this lease as of the date the condemnor acquires possession. In the event that the demised premises are condemned in whole, or that such portion is condemned that the remainder is not susceptible for use hereunder, this lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof, provided however, that Lessee shall be entitled to retain any amount awarded to him for his trade fixtures or moving expenses.
16. TRADE FIXTURES: Any and all improvements made to the premises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination hereof, remove all his trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

17. DESTRUCTION OF PREMISES:   In the event of a partial destruction of the
premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made with sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.
18. INSOLVENCY:   In the event that a receiver shall be appointed to take over the business of the Lessee, or in the event that the Lessee shall make a general assignment for the benefit of creditors, or Lessee shall take or suffer any action under any insolvency or bankruptcy act, the same shall constitute breach of this lease by Lessee.
19. REMEDIES OF OWNER ON DEFAULT:   In the event of any breach of this lease by
lessee, lessor may, at his option, terminate the lease and recover from lessee:
(a) the worth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that lessee proves could be reasonably avoided; or (d) any other amount necessary to compensate lessor for all detriment proximately caused by lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom. Lessor may, in the alternative, continue this lease in effect, as long as lessor does not terminate lessee's right to possession, and lessor may enforce all his rights and remedies under the lease, including the right to recover the rent as it becomes due under the lease. If said breach of lease continues, lessor may, at any time thereafter, elect to terminate the lease. Nothing contained herein shall be deemed to limit any other rights or remedies which lessor may have.
20. SECURITY:   The security deposit set forth above, if any, shall secure the performance of the Lessee's obligations hereunder.  Lessor may, but shall not be obligated to, apply all or portions of said deposit on account of Lessee's obligations hereunder. Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the Security Deposit in payment of the last month's rent.
21. DEPOSIT REFUNDS:   The balance of all deposits shall be refunded within two
weeks from date possession is delivered to Owner or his authorized Agent, together with a statement showing any changes made against such deposits by Owner.
22. ATTORNEY'S FEES:   In case suit should be brought for recovery of the
premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.
23. WAIVER: No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.
24. NOTICES: Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.
25. REPOSSESSION:   Lessee shall deliver possession of premises at the end of
term; there shall be no holding over.
26. TIME:   Time is of the essence of this lease.
27. HEIRS, ASSIGNS, SUCCESSORS:   This lease is binding upon and inures to the
benefit of the heirs, assigns and successors in interest to the parties.
28. TAX INCREASE:   In the event there is any increase during any year of the
term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, or for any other reason Lessee shall pay to Lessor, within 30 days, upon presentation of tax bills due an amount equal to 100% of the increase in taxes attributable to the leased premises. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year. If Lessee shall lease additional space, then the 'term' for the purpose of this paragraph and additional space shall commence on the date of the lease of the additional space.
29. COST OF LIVING INCREASE:   The rent provided for in paragraph 2 shall be
adjusted effective upon the first day of the month immediately following the expiration of 36 months from the date of commencement of the term and upon the expiration of each 36 months thereafter in accordance with changes in the United States Consumer Price Index for All Urban Consumers (1967=100) hereinafter called the "CPI." The monthly rent shall be increased to an amount equal to the monthly rent set forth in paragraph 2 multiplied by a fraction the numerator of which is the CPI for the second calendar month immediately preceding the adjustment date and the denominator of which is the CPI for the second calendar month preceding the commencement of the lease term. Provided, however, in no event shall the monthly rent be less than the amount set forth in paragraph 2.
30. INCREASE IN INSURANCE PREMIUM:   Increase in premium for fire and extended
coverage insurance paid by Lessor during the first year of lease as result of Lessee's operations or cost of living increases shall be paid to Lessor upon presentation of paid insurance bill, by Lessee, an amount of 100% of premium increase attributable to the leased premises.
31. SNOW REMOVAL:   Lessor is responsible for snow removal in parking lots and park entrance.
32. ENVIRONMENTAL STATEMENT:   The above notwithstanding, Lessor hereby states
that he has no knowledge, after diligent inspection of the site, of the presence of any environmental hazards on the subject site: Lessor attests that he is under no claims or instructions by any regulatory agency pursuant to any environmental hazards, and further warrants that, to his knowledge, said site is free of toxic, noxious and harmful residues, materials and conditions. Lessor hereby indemnifies lessee against any and all claims arising from un-named and unknown hazards present at the subject site at the initiation of this lease agreement.
33. USE OF PREMISES-ENVIRONMENTAL:   Lessee shall not use the premises in any
manner which endangers the environment or is in violation of any state, federal or municipal regulation, statute or ordinance. Lessor shall have the right to inspect and conduct tests on demised premises at reasonable times and place to insure that there are no violations of this covenant. Lessee shall and hereby indemnifies lessor against any liability or loss incurred by lessor as the result of lessees failure to perform any of the covenants contained herein including lessees failure to comply with any governmental authority. Lessors right to indemnify hereunder shall arise notwithstanding that joint or concurrent liability may be imposed on lessor by statute, ordinance, regulation or other law. Lessees indemnity shall include, without being limited to, lessors reasonable expenses including attorney fees.
34. RENOVATION:
      1. Lessor shall at his sole cost and expense.
       a. Relocate one overhead door on the north wall of east bay prior to occupancy.
       b. Install one overhead door (14'2"x14') on east wall between columns 63 and 64 on or before May 1, 1991.
       c. Repair all roof leaks in west bay of Parcel 1 prior to occupancy and Parcel 2 prior to October 1, 1991.
       d. Check overhead cranes and have them in working order prior to occupancy. Lessor has the obligation to keep cranes in mechanical working order, excepting for normal maintenance or any operating abuse for the term of 6 months.

       e. Repair, replace and put rail service in working condition to leased property prior to occupancy.
      2. Lessee shall:
       a. Inspect and accept condition of Parcel 1 and Parcel 2 described in Exhibit "A" excepting for roof repairs prior to occupancy of Parcel 1.
       b. Provide any and all facilities for employees, such as office, locker rooms, lunch rooms etc. at their own expense with Lessor. Layouts, plans and blueprints for any new construction shall be submitted to Lessor for approval.

ENTIRE AGREEMENT:   The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof:
           The undersigned Lessee hereby acknowledges receipt of a copy hereof.
                                      DATED:     March 19, 1991
                                            -----------------------------

By:  /s/ Robert S. Rankin           By:  /s/ Michael A. Kelly
   ----------------------------          ---------------------------- Lessee
   Robert S. Rankin, Owner
   R & R Industrial Park



                                     Rider

R-1 The total rent shall be $243,750.06 payable as follows: $13,541.67 per month for Parcel 1 commencing April 1, 1991 and ending September 30, 1991 and $27,083.34 per month for Parcels 1 and 2 commencing October 1, 1991 and ending March 31, 1992. Notwithstanding anything contained in this Lease to the contrary, Lessor grants Lessee the right to use and occupy Parcel 2 commencing April 1, 1991 through and including September 30, 1991 rent free.

R-2  LEASE EXTENSION:   The lease shall be extended from April 1, 1992 through
March 31, 1994 under the same terms and conditions of the original term upon 30 days' written notice to Lessor. If Lessee does not extend, it shall vacate the property on or before March 31, 1992.

If a lease extension is not executed, Lessee shall pay to Lessor amounts for reimbursement of installation of overhead door between Columns #68 and #69 on the East wall in the amount of $2,500.00; relocation of the existing overhead door in Northeast bay in the amount of $1,250.00; and, repair and construction of rail entering leased property in the amount of $16,000.00. Such payments to be made at least 30 days prior to vacating the premises.

Lessee is further granted the option to extend the term of this lease for four
(4) additional 3-year periods commencing March 31, 1994. All terms and provisions of this lease shall remain in full force and effect during any such option period. Lessee shall notify Lessor in writing of its intention to exercise any option at least 60 days before the expiration of the then current term.

R-3 Lessor further grants Lessee the option to lease all or any part of the space which is or becomes available in Building 2, or otherwise on the property of which the Premises are a part ("Building"), upon the terms set forth in this paragraph. Lessor will notify Lessee, in writing, of any bona fide proposed leases for any portion of the Building which Lessor intends to lease to a third party ("Option Space"). Lessee shall then have the option to lease the Option Space, upon the same terms and conditions of the proposed lease, by giving written notice to Lessor within seven (7) business days after Lessee's receipt of Lessor's notice. If Lessee fails to exercise its option to lease the Option Space within the aforesaid seven (7) business day period, Lessee's rights as to the Option Space shall terminate, provided however, Lessee's option to lease space in the future in the Building, including, without limitation, the Option Space, as and when such space becomes available shall not be prejudiced. If Lessee exercises its option on the Option Space, the Option Space shall become part of the Premises and subject to all of the Lease terms and conditions.

R-4 In no event shall Lessee be liable for any fine, levy, assessment, penalty or other charge assessed against the Premises, Building or other property of which the Premises for a part, resulting from Lessor's violation of any law, regulation or ordinance pertaining to hazardous substances or environmental contamination. Lessor's indemnification of Lessee under paragraph 34 of the Lease shall include Lessee's costs, expenses and reasonable attorney's fee thereunder.

R-5 So long as Lessee is not in default under this Lease, Lessee's right to quiet and peaceful enjoyment of the Premises shall not be disturbed.

R-6 Real Estate tax increases shall be allocated on a building square footage basis between the leased premises and the balance of building #2.
Insurance premium increase shall be allocated to the leased premises as follows:
A. 100% of premium increases assessed as a result of lessee's activities; and
B. General price level increases on a building square footage basis between the leased premises and the balance of the building(s) covered by the same insurance policy.

Executed this 20 day of March, 1991.

Lessor:                                   Lessee:


/s/ Robert S. Rankin                      /s/ Michael A. Kelly
-------------------------------           ---------------------------------
Robert S. Rankin, Owner
R & R Industrial Park                     Area Transportation Company